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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 4, 2005

                                HEICO CORPORATION
             (Exact name of registrant as specified in its charter)

           FLORIDA                        1-4604                 65-0341002
(State or other jurisdiction     (Commission file number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

  3000 Taft Street, Hollywood, Florida                             33021
(Address of principal executive offices)                         (Zip Code)

                                 (954) 987-4000
              (Registrant's telephone number, including area code)

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     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On August 4, 2005, HEICO Corporation (the "Company") entered into a $130 million Amended and Restated Revolving Credit Agreement ("Credit Facility") with a bank syndicate, which expires in August 2010. The Credit Facility includes a feature that will allow the Company to increase the Credit Facility, at its option, up to an aggregate amount of $175 million through increased commitments from existing lenders or the addition of new lenders. The Credit Facility may be used for working capital and general corporate needs of the Company, including letters of credit, capital expenditures and to finance acquisitions (generally not in excess of an aggregate total of $50 million over any trailing twelve-month period without the requisite approval of the bank syndicate). Advances under the Credit Facility accrue interest at the Company's choice of the "Base Rate" or the London Interbank Offered Rate (LIBOR) plus applicable margins (based on the Company's ratio of total funded debt to earnings before interest, taxes, depreciation and amortization, minority interest, and non-cash charges or "leverage ratio"). The Base Rate is the higher of (i) the Prime Rate or (ii) the Federal Funds rate plus .50%. The applicable margins range from .75% to 2.00% for LIBOR based borrowings and from .00% to .50% for Base Rate based borrowings. A fee is charged on the amount of the unused commitment ranging from ..20% to .50% (depending on the Company's leverage ratio). The Credit Facility also includes a $10 million swingline sublimit and a $15 million sublimit for letters of credit. The Credit Facility is secured by substantially all assets other than real property of the Company and its subsidiaries and contains covenants that require, among other things, the maintenance of the leverage ratio and a fixed charge coverage ratio as well as minimum net worth requirements. A copy of the Credit Facility is attached hereto as Exhibit 10.1.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

        As of August 4, 2005, the Company had $20 million of loans outstanding under the Credit Facility and $2.1 million of letters of credit. The information set forth above under Item 1.01, "Entry into a Material Definitive Agreement," is incorporated herein by reference.

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ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

    (C) EXHIBITS

    EXHIBIT NO.   DESCRIPTION
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        10.1      Amended and Restated Revolving Credit Agreement, dated as of
                  August 4, 2005, among HEICO Corporation, as Borrower, the lenders from time to time party hereto, and SunTrust Bank, as Administrative Agent; Wachovia Bank, National Association, as
                  Syndication Agent; and HSBC Bank USA, as Documentation Agent.

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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 HEICO CORPORATION
                                                 -------------------------------
                                                 (Registrant)


Date:  August 8, 2005                            By: /s/ Thomas S. Irwin
                                                     ---------------------------
                                                     Thomas S. Irwin
                                                     Executive Vice President
                                                     and Chief Financial Officer
                                                     (Principal Financial and
                                                     Accounting Officer)

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